EXHIBIT 21
SUBSIDIARIES OF REGISTRANT.

The subsidiaries of the Company as of December 31, 1998, and the state in which each was organized are as scheduled below:

                                      State or
                                      Jurisdiction
                                      Under Laws of           Name Under Which
Name of Subsidiaries                  Which Organized         Subsidiaries Do Business
--------------------                  ---------------         ------------------------
F&M Bank-Winchester (2)               Virginia                F&M Bank-Winchester
  F&M Mortgage Services, Inc.(1)      Virginia                 F&M Mortgage Services, Inc.
  Winchester Credit Corporation(1)    Virginia                 Winchester Credit Corporation
  Apple Title Company(1)              Virginia                 Apple Title Company
  F&M/Shomo & Lineweaver                                      F&M/Shomo & Lineweaver
    Insurance, Inc.(1)                Virginia                  Insurance
  J. V. Arthur, Inc. (1)              Virginia                J. V. Arthur, Inc.
  F&M Financial Services, Inc.(1)     Virginia                F&M Financial Services

F&M Bank-Central Virginia             Virginia                F&M Bank-Central Virginia

F&M Bank-Massanutten                  Virginia                F&M Bank-Massanutten

F&M Bank-Richmond                     Virginia                F&M Bank-Richmond

F&M Bank-West Virginia, Inc.          West Virginia           F&M Bank-West Virginia

F&M Bank-Emporia                      Virginia                F&M Bank-Emporia

F&M Bank-Peoples                      Virginia                F&M Bank-Peoples

F&M Bank-Northern Virginia            Virginia                F&M Bank-Northern Virginia

F&M Bank-Allegiance, Inc.             Maryland                F&M Bank-Allegiance

F&M Trust Company                     Virginia                F&M Trust Company

F&M Services, Inc.                    Virginia                F&M Services, Inc.
------------------------


 (1) Winchester Credit Corporation, F&M Mortgage Services, Inc., Apple Title Company, F&M/Shomo & Lineweaver Insurance, Inc., J. V. Arthur, Inc., and F&M Financial Services, Inc., are wholly-owned subsidiaries of F&M Bank-Winchester. Credit Bureau of Winchester is a wholly-owned subsidiary of Winchester Credit Corporation. All other bank subsidiaries are wholly-owned by F&M National Corporation.
 (2) Credit Bureau of Winchester, Inc. was closed as of December 1,
1998.